Exhibit 3.1
[Translation from Hebrew]
[Certified by the Registrar of Companies on November 12, 1996]
Companies Ordinance [New Version], 5743-1983
Memorandum of Association

1.	Name of the company	in Hebrew:	ARIADNE LTD.
		in English:	ARIADNE LTD.
2.	The purposes for which the company was established are:
a.	to engage in the business of computers, hardware and software, including research and development, marketing, consulting and selling of knowledge.

b.	any other engagement for which the board of directors of the company shall determine.
3.	The liability of the members is limited.
4.	The share capital of the company is NIS29,400 divided into 29,400 ordinary shares, in the name, par value NIS1, each.
We the undersigned hereinafter wish to incorporate a company pursuant to this memorandum of association, and agree to each take the number of shares in the company’s share capital as written aside each name.

	Number of
Names of Undersigned	Shares
and their I.D. Numbers	Taken	Signatures
Hanibaal Ltd. P.C./51-238763-0	6,712	/s/ Gideon Duvshani
Odem Rotem Ltd. P.C./51-226932-5	5,816	/s/ Yosef Elihav (on behalf)
Doina Computers and Investments Ltd. P.C./51-238769-7	2,237	/s/ Michael Rotenberg
Koteret Company for Consulting and Technical Documentation Ltd. P.C./51-099040-1	671	/s/ Yaffa Krindel
Michael Shurman I.D. 016770810	671	/s/ Michael Shurman

Total Shares Taken	16,107

Date: October 31, 1996	Witness to the aforementioned signatures:
Elihav Yosef /s/ Elihav Yosef

[Translation from Hebrew]

Ministry of Justice	Registrar of Companies
State of Israel
Companies Ordinance [New Version] 5743-1983
Certificate of Change of Name
I hereby certify that based upon a special resolution and in accordance with Section 37 of the Companies Ordinance [New Version] 5743-1983, the company:
ARIADNE LTD. [in Hebrew]
ARIADNE LTD. [in English]
has changed its name, and henceforth shall be named
ALLOT COMMUNICATIONS LTD. [in Hebrew]
ALLOT COMMUNICATIONS LTD. [in English]
and the aforementioned amended name was registered in the register of companies.
Given under my signature in Jerusalem this 2nd (30th) day of the month of September (Av) in the year 1997 (5757).

Company No. 51-239477-6	Registrar of Companies
/s/